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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 15, 1999 relating to the financial statements and financial statement schedules of Starwood Financial Trust, which appears in Starwood Financial Trust's Annual Report on Form 10-K for the year ended December 31, 1998.

PricewaterhouseCoopers LLP

New York, NY
November 2, 1999